Fund #845, Putnam Massachusettes Tax Exempt Income Fund
Semiannual report, 11/30/03

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	Class A		6,569
	Class B		1,945
	Class C		4

72DD2 	Class M		102


73A1	 Class A	0.1934
	 Class B	0.1621
	 Class C	0.0893

74A2	 Class M	0.1790


74U1	 Class A	30,826
	 Class B	10,529
	 Class C	100

74U2	 Class M	548


74V1	 Class A	9.58
	 Class B	9.58
	 Class C	9.59

74V2	 Class M	9.58